Exhibit 99.14

CanWest Media Inc.

OFFER TO EXCHANGE

SERIES A 8% SENIOR SUBORDINATED NOTES DUE 2012

FOR

REGISTERED

SERIES B 8% SENIOR SUBORDINATED NOTES DUE 2012

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON •, 2005, UNLESS EXTENDED.

•, 2005

To Brokers, Dealers, Commercial Banks,

Trust Companies and other Nominees:

Enclosed for your consideration is a Prospectus (the “Prospectus”) and a form of Letter of Transmittal relating to the offer by CanWest Media Inc. to exchange its registered Series B 8% Senior Subordinated Notes due 2012 (the “Exchange Notes”) for any and all of its outstanding Series A 8% Senior Subordinated Notes due 2012 (the “Initial Notes”). Terms used herein and defined in the Prospectus are used herein as so defined.

For your information and for forwarding to your clients for whom you hold the Initial Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

1. The Prospectus;

2. A Letter of Transmittal for the Initial Notes for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery; and

4. A printed form of letter, including a Letter of Instructions, which may be sent to your clients for whose accounts you hold Initial Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS.

Any inquiries you may have with respect to the Exchange Offer should be addressed to The Bank of New York, the Exchange Agent for the Exchange Offer, at its address and telephone number as set forth under the heading “The Exchange Offer - The Exchange Agent; Assistance” of the enclosed Prospectus. Additional copies of the enclosed materials may be obtained from the Exchange Agent.

Very truly yours,

CANWEST MEDIA INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF CANWEST MEDIA INC. OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.